Form C

Cover Page

Name of issuer:

iGems TV, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 2/7/2019

Physical address of issuer:

1808 Marine Street
Santa Monica CA 90405

Website of issuer:

http://www.igems.tv/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

10/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

iGems TV, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jon Fitzgerald	CEO	iGems TV, INC.	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jon Fitzgerald	Secretary	2019
Jon Fitzgerald	Treasurer	2019
Jon Fitzgerald	Chief Executive Officer	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jon Fitzgerald	4750000.0 common stock	85.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There is a risk that it may take at least 3-5 years to develop deep subscriber base. There are challenges inherent in securing any additional funding.

The Company could face competition in the form of other film recommendation engines launching similar product offerings.

Exact subscription numbers are difficult to project until after complete launch of streaming services.

While some online movie streaming companies can secure content without paying minimum up front fees, there is a possibility, if we have not generated high traction rate with audiences in early stages, that iGEMS will have to offer nominal financial advances to secure quality content. We are curating small numbers of films rather than a library play, but such licensing fees could impact the budget and require adjustments in other expense categories to accommodate.

The Company may never receive a future equity financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an initial public offering. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities do not until converted, do not confer ownership rights in the Company's equity to the holders. Holders of the Securities have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: **STAFF - 37,500** Operations, Tech Consultant

WEB DEV - 5,000 App Design

MARKETING - 2,500 Advertising

ID BRANDING PACKAGE - 1,250 Branding materials

WEFUNDER FEE: 3,750

If we raise: **$107,000**

Use of Proceeds: **STAFF - 53,000** CEO, CTO, Operations

WEB DEVELOPMENT - 5,000 Web design and implementation

MARKETING - 5,000 Design materials, Publicity firm, Marketing

MACHINE LEARNING - 14,000 to track personal preferences

ID BRANDING PACKAGE - 1,500 Branding materials

APPLICATION DEVELOPMENT - 18,975 Development and Launch of Company App

WEFUNDER FEE: 8,025

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:
(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. (iii) for investors up to the first **$25,000** of the securities, investors will receive a valuation cap of **$3,000,000** and a discount rate of 80%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs. *Major Investor Threshold* Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)). Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE. *Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company. *Repurchases*. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

(i) if the Investor is not a Major Investor, any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; and
(ii) if the Investor is a Major Investor, any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	5,555,556	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The company has not yet authorized any preferred stock to date. Investors in the SAFE, if it converts, will receive Preferred Stock, which does not have voting rights but does have liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings of the Company's securities

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the **shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, issue new securities of the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**.
As discussed in Question 13, if we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**.
Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we may perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

iGEMStv will seek to guide audiences to the best movies and TV series, across all digital platforms. As a dynamic recommendation engine, the Company will combine human curation, word of mouth through social media platforms and machine learning algorithms to support user preferences. We will also provide tracking, for watchlists, and advance search tools.

With more movies and streaming platforms flooding the market, audiences need a trusted filter to guide them to quality films and TV series. iGEMStv will first serve as a guide to the best in movies and series, aggregating and linking to specific content on all platforms. While we build our trusted audience in Phase I, we will launch our own subscription based streaming platform in Phase II, followed by original content in Phase III, produced with audience preferences and feedback in mind.

Milestones

iGEMS TV, INC was incorporated in the State of Delaware in February 2019.

Since then, we have:

- Co-founder & CEO has programmed thousands of films in 25 year career.

- Co-founder & CTO has led tech division for 3 successful start ups, the last venture being acquired by Google.

- With over 16,000 movie/TV shows on over 3,000 streaming platforms, audiences need a trusted guide.

- Co-founder has authored successful book "Filmmaking for Change."

- Consumers are expected to spend 20 billion on TVOD (Transactional video on demand) & SVOD (Subscription video on demand) content in 2019.

- Established Board of industry leaders.

Historical Results of Operations

Our company was organized in February 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended May 22, 2019, the Company had revenues of $0.

- *Assets.* As of May 22, 2019, the Company had total assets of $0, including $0 in cash.

- *Net Income.* The Company has had net income of $0 for 2019.

- *Liabilities.* The Company's liabilities totaled $0 for 2019.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

iGEMS TV, INC cash in hand is $6,523, as of May 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month. Our intent is to be profitable in 18 months.

We incorporated iGEMStv, inc. in 2019 and just recently opened a new bank about in this name.

There will be $2,500 in seed funding applied to this account to combine with WeFunder raise; but the company, as outlined in materials, is not currently generating revenues.

The company, as outlined in materials, is not currently generating revenues, but there are no hard costs at this time.

Per our Wefunder spend, we will have minimal expenses to establish our service, with a minimal burn rate. Our staff time will be applied to curating content, generating awareness for our service, and doing outreach to potential advertisers. Of course, the revenues will grow, along with increased traction on the website.

We will then have cash flow to support staff, web development, marketing and branding. There will not be significant revenues until we offer subscription services, but we need to build out the mobile application following our raise, and prepare. We hope to convert 10 percent of our registered users into a paying subscriber base into 5,000 paid subscriptions by the end of 2019, which is when we expect to begin to see that start and build of a membership based revenue stream.

In addition, based on PR, volume and targeted impressions, we anticipate the growing revenues from advertising and sponsorship programs, connected to our services. The company has additional more traditional forms of capital to rely on should it need it.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Jon Fitzgerald, certify that:

(1) the financial statements of iGems TV, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of iGems TV, Inc. included in this Form reflects accurately the information reported on the tax return for iGems TV, Inc. filed for the fiscal year ended 2018.

Jon Fitzgerald
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.igems.tv//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- iGEMS TV SAFE
- Early Bird IGEMS TV SAFE

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Jon Fitzgerald

Appendix E: Supporting Documents

INVEST IN IGEMSTV

We've curated movie and TV guides so audiences spend less time searching and more time watching

In guiding audiences to movies and series, iGEMStv will provide a dynamic recommendation engine that will combine human curation, word of mouth through social media platforms and machine learning algorithms to support user preferences. We will also provide tracking, for watchlists, and advance search tools.



CEO
I have a proven track record in programming quality, award winning films for more than 20 years. Our curation & recommendation engine will anchor iGEMStv.

Why you may want to invest

1. Co-founder & CEO has programmed thousands of films in 25 year career.
2. Co-founder & CTO has led tech division for 3 successful start ups, the last venture being acquired by Google.
3. With over 16,000 movie/TV shows on over 3,000 streaming platforms, we need a trusted guide.
4. Co-founder has authored successful book "Filmmaking for Change."
5. Consumers will spend over 20 billion on TVOD (Transactional video on demand) & SVOD (Subscription video on demand) content in 2019.
6. Established Board of industry leaders.

Our Ambition

With more movies and streaming platforms flooding the market, audiences need a trusted filter to guide them to quality films and TV series. iGEMStv will first serve as a guide to the best in movies and series, aggregating and linking to specific content on all platforms. While we build our trusted audience in Phase I, we will launch our own subscription based streaming platform in Phase II, followed by original content in Phase III, produced with audience preferences and feedback in mind.

iGEMS_Deck_WF.pdf

igems.tv

Los Angeles, Los Angeles

$ 100 min

REMIND ME

What you are investing in

Future Equity Agreement

~~$3.5M~~ **$3M** valuation cap

First $25K will invest in a SAFE with a $3M valuation cap and 20% discount.

20.0% discount
$50K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $3M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$250+
1 Complimentary VIP Subscription to iGEMS.tv for life.

$500+
1 Complimentary VIP Subscription to iGEMS.tv for life, PLUS 1 subscription to gift to a friend (gift good for 1 year).

$1,000+
1 Complimentary VIP Subscription to iGEMS.tv for life, PLUS 1 subscription to gift to a friend (gift good for 1 year). PLUS 1 pair of VIP tickets to premiere screenings of iGEMStv movies in Los Angeles through 2020.

$2,500+
1 Complimentary VIP Subscription to iGEMS.tv for life, PLUS 1 subscription to gift to a friend (gift good for 1 year). PLUS 1 pair of VIP tickets to premiere screenings of iGEMStv movies in Los Angeles through 2020. PLUS 1 complimentary Hosted Screening for your friends and family, with filmmaker guest for Q&A (movie choices TBA).

$5,000+
1 Complimentary VIP Subscription to iGEMS.tv for life, PLUS 1 subscription to gift to a friend (gift good for 1 year). PLUS 1 pair of VIP tickets to premiere screenings of iGEMStv movies in Los Angeles through 2020. PLUS 1 complimentary Hosted Screening for your friends and family, with filmmaker guest for Q&A (movie choices TBA). PLUS signed movie/Series poster (by filmmaker).

$10,000+
1 Complimentary VIP Subscription to iGEMS.tv for life, PLUS 1 subscription to gift to a friend (gift good for 1 year). PLUS 1 pair of VIP tickets to premiere screenings of iGEMStv movies in Los Angeles through 2020. PLUS 1 complimentary Hosted Screening for your friends and family, with filmmaker guest for Q&A (movie choices TBA). PLUS signed movie/Series poster (by filmmaker). Plus 1 pair of Film Festival Passes to AFI Fest in Los Angeles (2019 or 2020).

see less

art b2cb2b500 [illegible] and fitness

Why I Like iGEMStv

> *I have never seen anyone handle a wider variety of demands with more grace and skill than Jon Fitzgerald. He has earned the respect and support of everyone involved with the Independent Film and Festival communities.*



Steven Soderbergh
AWARD-WINNING DIRECTOR AND PRODUCER

THE BUZZ ABOUT IGEMSTV

Jon Fitzgerald was instrumental in bringing CRASH to our Festival for the Opening Night Gala. We're proud to have presented the US Premiere of this great film, a movie that has since gone on to the Academy Award for Best Picture.



Gregg Schwenk
CEO, Newport Beach Film Festival

He co-founded Slamdance, breathed new life into the AFI Fest, and elevated the Santa Barbara Int'l Film Fest. Fitzgerald has a proven track record in film programming and providing filmmakers with that much needed avenue of exposure.



Jonathan Dana
Producer

Filmmaking has become the most powerful weapon in the world, what I call 'a weapon of mass construction.' This is the instruction manual.



Louie Psihoyos
Academy Award winning filmmaker; The Cove

We believe in the power of film to inspire social change. With this Filmmaking for Change, emerging filmmakers now have a resource to help them develop engaging stories and tools to help activate audiences around the world.



David Linde
CEO, Participant Media

The Search is over.

Since the beginning of time, we have shared stories. From cave drawings to the campfire, theater to the internet, we've developed a deep rooted interest in experiencing and engaging with moving pictures.

cave drawing.jpg

Photo by Norbert Aujoulat

Thankfully, the experience of cinema has evolved, alongside technological advances. Yet, we're now faced with a double-edged sword. On one hand, these are exciting times for storytellers and audiences.

But we also have **more movies & TV series** in circulation than ever before and **more channels** to see them. Thanks to all the video on demand options, whether it's transactional on iTunes and Amazon or subscriptions to Netflix and Hulu, there are literally **thousands of titles to choose from**. There are more than 10,000 movies on Amazon, with over 7,000 programs on Netflix and over 6,000 on Hulu; and Roku connects us with over 2,500 channels!

movies and plats.jpg

The challenge is that this proliferation of "choices" makes it harder for audiences to discover the best content. We all spend more time than we'd like to admit searching with remotes, scrolling through carousels, bouncing back and forth between streaming platforms.

filter 3.jpg

Shouldn't there be a filter, a guide to the best movie selections? We think so. There needs to be a trusted recommendation engine. This is the reason we developed the platform iGEMS.tv (internet Guide to Entertaining Movies and Series). We believe that we can provide the streaming Trifecta, combining: Human curation, Word of mouth with user profiles, and machine learning with user preferences.

As a **Festival Director**, I've been fortunate to have screened thousands of movies over the years, tasked with curating the appropriate selections for each respective festival. There was always a deep sense of satisfaction when I discovered a gem, and then a greater thrill in playing that film to an audience. Whether it was presenting *Life is Beautiful* with AFI at the Mann's Chinese Theater, or *Hear and Now* at a smaller theater in Abu Dhabi, I enjoyed sharing these amazing stories with audiences, giving them a chance to discover the movie as well.

our icons.jpg

With the growing volume of content and the explosion of digital streaming platforms, it's becoming too much of a challenge for audiences to find quality entertainment. Too much time *searching*, when they could be watching!

I believe iGEMStv is the solution. We will present audiences with the recommendation engine they have been waiting for, with a variety of media options. With weekly updates, serviced through **podcasts, blogs and video programs**, supported by the iGEMStv App, we will share information about the best in movie and series entertainment.

I hope you will join me, our team, and our Board of industry leaders in our effort to become that trusted filter.

The search is over

Sincerely,

jon sig.jpg

We Curate the Movies & TV Series, Giving Audiences More Time to Watch

Our Partners and Affiliates

"FILMMAKING FOR CHANGE" & "HABITS OF HEROES"

Our founder has authored two books. His first, Filmmaking for Change, addresses the world of social impact films. The second, Habits of Heroes: 100 Movies that will change your life, connects audiences with influential films.


JON FITZGERALD
FILMMAKING FOR CHANGE


JON FITZGERALD
HABITS OF HEROES
OUTSTANDING MOVIES. INSPIRING PERSONAL GROWTH
100 MOVIES THAT WILL CHANGE YOUR LIFE

iGEMStv Recommendation Engine

Streaming Audience Numbers

This is just a snapshot of the audiences streaming on top platforms.


Subscribers
(in millions)
98
65
33
0
Streaming Platforms
Netflix
HULU
HBO
Amazon

Meet the Founders



Jon Fitzgerald

CEO

I have a proven track record in programming quality, award winning films for more than 20 years. Our curation & recommendation engine will anchor iGEMStv.



Aaron Eisenberger

CTO

After two prior successful start up ventures, my most recent position was as Chief Architect for a company that was acquired by Google in 2017. My experience spans technology, business strategy, UX and marketing.

Interview

− COLLAPSE ALL

WF: Why will there be a demand for iGEMStv?

Now more than ever before, audiences need a trusted source to guide them to movies and series, for several reasons: 1. The established streaming platforms are cluttered with thousands of library titles and are adding more movies and series than ever before. 2. The streaming platforms continue to multiply, making it more difficult for audiences to know where to find the best movies and series, as well as understand what shows are coming and going from specific services. 3. Some audiences want human curation to lead the way, rather than be frustrated by the paradox of choice. 4. Others want dynamic movie and series options, to be discovered through advanced search engines, leading to QUALITY content, customized to their personal preferences.

WF: How big is the market?

All three streaming categories combine to make a massive market of well over 150 million people, (1) SVOD - subscription video on demand (2) TVOD - transactional video on demand and AVOD - advertising video on demand. Consumer spending was 6.2 billion dollars in 2016, and and grew to over 18 billion by the end of 2018. Select examples: There are over 100 million members of Amazon Prime. There are over 150 million subscribers of Netflix. There are over 20 million Hulu subscribers.

WF: Who are your competitors? How are you different?

There are a number of companies streaming movies for consumers, but the SVOD companies only present content from their platforms (Netflix, Hulu, Epix, Amazon Prime). In addition, their models are built on "volume" play, sacrificing quality for quantity. They have basic templates and are not focused on creating an experience OR on quality. We also believe strongly in the idea of "word of mouth" to drive audience interest. These platforms do not offer this element, and the sharing of user profiles and social media. Amazon and Apple TV both have Channels but they do not curate selections and do not incorporate social media and user profiles. We will integrate user profiles into our systems, allowing for audiences to have "fans" and share feedback on what friends are watching. There is 1 successful start up (TV Time) in the TV series tracking space that does include user profiles and the sharing of feedback. However, they only focus on TV series; and they do utilize sophisticated human curation, and they target youth audiences, primarily interested in making videos and memes. And there is 1 start up in Movie space acting as social network, but they only focus on movies, and don't curate or have Machine Learning.

WF: Why is your team uniquely qualified to succeed in this space?

As the CEO and co-founder, Jon Fitzgerald has been programming and curating movies for over 20 years, leading film festivals and digital streaming platforms. From the inaugural Slamdance Film Festival in 1995 to AFI, Santa Barbara and Hollywood Film Festivals, from online streaming pioneer iFILM.com to upstart FlixPremiere.com He has also managed staffs, large and small, overseeing design, marketing & sponsorship and operations. As the CTO and co-founder, Aaron Eisenberger has been a serial entrepreneur for more than 20 years, leading the technology departments for several successful start ups, from creation to acquisition, most recently running technology for Bitium, which was acquired by Google. Aaron's experience spans technology, business strategy, UX and marketing.

WF: What is your 5-year plan, and how will you make money over this period?

There will be multiple revenue streams. In Phase I, where we serve as a guide, we will grow our audience base and generate revenues through advertising, sponsorships and subscriptions. All of our platforms will derive revenues, including: blogs, podcasts, YouTube videos, digital publishing, and website publishing. As we shift into streaming (Phase II), we will earn TVOD revenues from on-demand viewership. While we will continue to "guide" audiences to select content that lives on 3rd party web platforms, we will present our own showcases of strategically licensed content to provide unique experiences for our growing audience. Our proprietary video player, living on 3rd party cause and partner websites, will support content marketing and revenue opportunities. With a low burn rate (Cash Flow spreadsheets available upon request), we anticipate being cash flow positive by the end of year 2. At some point in our 3rd year of operation, we intend to have a fully functional subscription-based movie platform, providing both exclusive and non-exclusive options for our audiences. In addition, we will form strategic alliances with film partners, allowing us to produce feature projects that will have an exclusive window for our subscribers before being licensed to other non-digital platforms.

WF: Why use Equity Crowdfunding?

While we intend to utilize the experience of our partners, board members, and select investors, we chose not to go the traditional VC route. We know this will be a profitable business, but (a) didn't want that predisposed pressure of 25X profit formulas, (b) didn't want to give over control of our company to a majority shareholder. and (c) believe in the power of community (crowd) coming together to support (funding) the solution to a problem they all face.

WF: How with the funds be used?

While we want to maintain a low burn rate, we are committed to working full time on this venture. And while are committed team is committed to working for a fraction of typical salaries in this space, we have to earn small salaries. We will also need to develop an app, have a team build the machine learning piece, and support a comprehensive social media campaign. There is an efficient model using contract support rather than hiring too many full time employees, but we intend to creatively make some noise right out of the gate.

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RISKS

1 There is a risk that it may take at least 3-5 years to develop deep subscriber base. There are challenges inherent in securing any additional funding.

2 The Company could face competition in the form of other film recommendation engines launching similar product offerings.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

iGEMStv is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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